American Water Star, Inc. Announces Acceptance of its AMEX Plan

LAS VEGAS, NV - (BUSINESS WIRE) - June 2, 2005 - American Water Star, Inc. (AMEX: AMW - News), announced it has received an acceptance letter from the American Stock Exchange ("AMEX") regarding AMW's plan submitted on May 4, 2005. AMW is not in compliance with the continued listing standards of AMEX but its listing is being continued pursuant to an extension granted by AMEX. AMW submitted a plan to AMEX, which detailed AMW's intentions to rectify its deficiency in reporting obligations. The extension by AMEX was also predicated on AMW filing its Form 10-KSB on or before the target date of June 15, 2005. AMW is working diligently on a daily basis to file the 2004 10-KSB and anticipates filing by the target date.

About: American Water Star, Inc.:

American Water Star, Inc. ("AMW") is a publicly traded company and is engaged in the beverage bottling industry. Its product brands are licensed and developed in-house, and bottled in strategic locations throughout the United States. AMW's beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMW, we believe our great-tasting, new zero sugar; zero calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters. Our product line consists of four branded beverages: Geyser Sport; Geyser Fruit; Geyser Fruta; and Hawaiian Tropic. Geyser Sport is a sugar-free, calorie-free, carb-free fruit flavored beverages fortified with vitamins and calcium, offered in eight different fruit flavors. Geyser Fruit is a non-carbonated water with a low sugar content, also offered in eight different flavors. Geyser Fruta is targeted to the Hispanic market and includes authentic Latin flavored beverages. Our Hawaiian Tropic products feature sugar-free, no carbohydrate, caffeine-free, sodium-free tropical drinks offered in four flavors.

Forward-Looking Statements:

This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to, meeting our target date of June 15, 2005 for the filing of our Form 10-KSB;our ability to comply with our submitted plan to AMEX; obtaining required consents from our previous independent auditor; our ability to become an industry leader; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; our ability to capture market share; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to achieve earnings goals; regulatory and legal changes; our ability to penetrate developing and emerging markets; litigation uncertainties; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

American Water Star Inc.                                                                                 Redwood Consultants, LLC.

Donald Hejmanowski, 702-740-7036                                                              Jens Dalsgaard, 415-884-0348